SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                     May 9, 2005

GOVERNMENT PROPERTIES TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-31962	20-0611663

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Regency Circle, Suite 100, Omaha, Nebraska	68114

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code             (402) 391-0010

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Acquisition of Assets

     On May 3, 2005, Government Properties Trust, Inc. (GPT) completed its previously announced acquisition of the Niagara Center building at 130 S. Elmwood, Buffalo, New York for approximately $70.6 million. The purchase price was determined through arms-length negotiations between GPT and Uniland Niagara Center, LLC and Acquest Government Leases LLC, both unrelated parties with an address at 100 Corporate Parkway, Amherst, New York and 300 Pearl Street, Buffalo, New York, respectively. GPT funded the purchase price with cash on hand.

     The Niagara Center property, completed in December 2004, totals approximately 268,000 rentable square feet of office space. The approximately 3.5 acre site will also include, upon the completion of a separate parking garage in September 2005, surface and indoor parking facilities with 638 parking stalls. The Niagara Center property is currently 86% leased by the federal government under various modified gross leases which expire over the next five to ten years.

Item 9.01. Financial Statements and Exhibits

     (a) Financial statements of business acquired.

     The Niagara Center property began operations in December 2004 and therefore financial statements required pursuant to Rule 3-14 of Regulation S-X are not applicable.

     (b) Pro forma financial information

     The Niagara Center property began operations in December 2004 and therefore pro forma financial information pursuant to Article 11 of Regulation S-X is not applicable.

     (c) Exhibits

     None

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES TRUST, INC.
Date: May 9, 2005	By:	/s/ Nancy D. Olson
Nancy D. Olson
Chief Financial Officer and Treasurer